Exhibit 99.1

NEWS RELEASE

Media Contact:    Doug Kline
Sempra Energy
(877) 340-8875

Financial Contact:    Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY ANNOUNCES
FIRST-QUARTER 2018 RESULTS

•	Leadership Succession Plan Implemented

•	Oncor Transaction Completed

•	IEnova Awarded $130 Million Liquids Fuel Marine Terminal Project

SAN DIEGO, May 7, 2018 - Sempra Energy (NYSE: SRE) today reported first-quarter 2018 earnings of $347 million, or $1.33 per diluted share, compared with first-quarter 2017 earnings of $441 million, or $1.75 per diluted share.
Sempra Energy’s first-quarter 2018 earnings included higher financing costs at the parent company. These financing costs were incurred starting in January, primarily related to the anticipated acquisition of a majority stake in Oncor Electric Delivery Company LLC (Oncor), which was completed in early March. First-quarter 2018 consolidated results also reflected $25 million income-tax expense to adjust 2017 provisional amounts related to the Tax Cuts and Jobs Act of 2017.
“During the quarter, we successfully implemented our leadership succession plan, completed the Oncor transaction and continued execution of our capital program in our utility and infrastructure businesses,” said Jeffrey W. Martin, CEO of Sempra Energy. “Our underlying business performance was solid and consistent with our expectations.”

OPERATING HIGHLIGHTS
On May 1, Martin became Sempra Energy’s CEO, while Joseph A. Householder became Sempra Energy’s president and chief operating officer and Trevor I. Mihalik became Sempra Energy’s executive vice president and chief financial officer. Debra L. Reed announced in March that she would step down as president and CEO of Sempra Energy May 1 and continue as executive chairman of the company until her retirement on Dec. 1. Previously, Martin was Sempra Energy’s executive vice president and chief financial officer, Householder was Sempra Energy’s corporate group president of infrastructure businesses and Mihalik was Sempra Energy’s senior vice president, controller and chief accounting officer.
On March 9, Sempra Energy completed its $9.45 billion acquisition of an approximate 80-percent indirect ownership interest in Oncor, after receiving final regulatory approvals for the transaction. Sempra Energy expects $320 million to $360 million for its portion of partial-year earnings from Oncor in 2018.
Last month, San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas) filed supplemental testimony in their 2019 General Rate Case applications regarding impacts of federal tax reform. As a result of tax reform, SoCalGas is projecting reduced customer bills, while SDG&E expects incremental wildfire mitigation investments to substantially offset any bill reductions.
Sempra Energy’s Mexican subsidiary IEnova announced April 12 that the company has been awarded a $130 million project to build and operate a liquid fuels marine terminal near Ensenada, Mexico. In connection with the project, IEnova has signed long-term supply contracts with multinational counterparties, including an affiliate of Chevron, for all of the terminal’s capacity. The terminal is expected to commence operations in the second half of 2020.

INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. EDT with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 1980202.
Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2017 revenues of more than $11 billion. Sempra Energy is the utility holding company with the largest U.S. customer base. The Sempra Energy companies' approximately 20,000 employees serve more than 40 million consumers worldwide.
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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "contemplates," "assumes," "depends," "should," "could," "would," "will," "confident," "may," "can," "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission (CPUC), U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners and counterparties; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements or modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to amounts associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability, any of which may raise our cost of capital and materially impair our ability to finance our operations; the greater degree and prevalence of wildfires in California in recent years and risk that we may be found liable for damages regardless of fault, such as in cases where inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investments in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of insurance, to the extent that such insurance is available or not prohibitively expensive; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; the impact of recent federal tax reform and uncertainty as to how it may be applied, and our ability to mitigate adverse impacts; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook; changes in foreign and domestic trade policies and laws, including border tariffs, and revisions to international trade agreements, such as the North American Free Trade Agreement, that make us less competitive or impair our ability to resolve trade disputes; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company's (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E's electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; the ability to realize the anticipated benefits from our investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings); the ability to obtain additional permanent equity financing for the acquisition of our investment in Oncor Holdings on favorable terms; indebtedness we have incurred to fund the acquisition of our investment in Oncor Holdings, which may make it more difficult for us to repay or refinance our debt or may require us to take other actions that may decrease business flexibility and increase borrowing costs; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its regulatory capital structure, or because any of the three major credit rating agencies rates Oncor's senior secured debt securities below BBB (or the equivalent) or Oncor's independent directors or a minority member director determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor and IEnova are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2018	2017(1)
	(unaudited)
REVENUES
Utilities	$2,598	$2,698
Energy-related businesses	364	333
Total revenues	2,962	3,031

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(546)	(527)
Cost of natural gas	(348)	(485)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(69)	(67)
Other cost of sales	(18)	(22)
Operation and maintenance	(781)	(719)
Depreciation and amortization	(386)	(360)
Franchise fees and other taxes	(117)	(110)
Other income, net	153	174
Interest income	33	6
Interest expense	(216)	(169)
Income before income taxes and equity losses of unconsolidated subsidiaries	667	752
Income tax expense	(289)	(295)
Equity losses	(20)	(5)
Net income	358	452
Losses (earnings) attributable to noncontrolling interests	17	(11)
Mandatory convertible preferred stock dividends	(28)	—
Earnings attributable to common shares	$347	$441

Basic earnings per common share	$1.34	$1.76
Weighted-average number of shares outstanding, basic (thousands)	257,932	251,131

Diluted earnings per common share	$1.33	$1.75
Weighted-average number of shares outstanding, diluted (thousands)	259,490	252,246

Dividends declared per share of common stock	$0.90	$0.82

(1)	As adjusted for the retrospective adoption of ASU 2017-07 and a reclassification to conform to current year presentation.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Common Share exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2018 and 2017 as follows:
Three months ended March 31, 2018:
▪$(25) million income tax expense in 2018 to adjust Tax Cuts and Jobs Act of 2017 (TCJA) provisional amounts

Three months ended March 31, 2017:

▪	$3 million deferred income tax benefit on Termoeléctrica de Mexicali (TdM) assets held for sale at Sempra Mexico

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Common Share are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations from 2018 to 2017 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings and GAAP Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Income tax expense	Earnings	Income tax benefit(1)	Noncontrolling interests	Earnings
(Dollars in millions, except per share amounts)	Three months ended March 31, 2018		Three months ended March 31, 2017
Sempra Energy GAAP Earnings		$347			$441
Excluded items:
Impact from the TCJA	$25	25	$—	$—	—
Deferred income tax benefit associated with TdM	—	—	(5)	2	(3)
Sempra Energy Adjusted Earnings		$372			$438

Diluted earnings per common share:
Sempra Energy GAAP Earnings		$1.33			$1.75
Sempra Energy Adjusted Earnings		$1.43			$1.74
Weighted-average number of shares outstanding, diluted (thousands)		259,490			252,246
(1)	Income taxes associated with TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2018	December 31, 2017(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$239	$288
Restricted cash	54	62
Accounts receivable, net	1,681	1,584
Due from unconsolidated affiliates	63	37
Income taxes receivable	118	110
Inventories	285	307
Regulatory assets	241	325
Fixed-price contracts and other derivatives	111	66
Greenhouse gas allowances	301	299
Assets held for sale	135	127
Other	166	136
Total current assets	3,394	3,341

Other assets:
Restricted cash	14	14
Due from unconsolidated affiliates	666	598
Regulatory assets	1,597	1,517
Nuclear decommissioning trusts	1,017	1,033
Investment in Oncor Holdings	9,176	—
Other investments	2,590	2,527
Goodwill	2,406	2,397
Other intangible assets	596	596
Dedicated assets in support of certain benefit plans	421	455
Insurance receivable for Aliso Canyon costs	447	418
Deferred income taxes	117	170
Greenhouse gas allowances	154	93
Sundry	865	792
Total other assets	20,066	10,610
Property, plant and equipment, net	37,025	36,503
Total assets	$60,485	$50,454

Liabilities and Equity
Current liabilities:
Short-term debt	$3,665	$1,540
Accounts payable	1,205	1,523
Due to unconsolidated affiliates	6	7
Dividends and interest payable	494	342
Accrued compensation and benefits	253	439
Regulatory liabilities	210	109
Current portion of long-term debt	1,871	1,427
Fixed-price contracts and other derivatives	69	109
Customer deposits	164	162
Reserve for Aliso Canyon costs	122	84
Greenhouse gas obligations	301	299
Liabilities held for sale	52	49
Other	697	545
Total current liabilities	9,109	6,635
Long-term debt	20,863	16,445

Deferred credits and other liabilities:
Customer advances for construction	149	150
Due to unconsolidated affiliates	35	35
Pension and other postretirement benefit plan obligations, net of plan assets	1,215	1,148
Deferred income taxes	2,654	2,767
Deferred investment tax credits	26	28
Regulatory liabilities	3,922	3,922
Asset retirement obligations	2,766	2,732
Fixed-price contracts and other derivatives	275	316
Greenhouse gas obligations	19	—
Deferred credits and other	1,147	1,136
Total deferred credits and other liabilities	12,208	12,234
Equity:
Sempra Energy shareholders’ equity	15,844	12,670
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,441	2,450
Total equity	18,305	15,140
Total liabilities and equity	$60,485	$50,454
(1) Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2018	2017(1)
	(unaudited)
Cash Flows from Operating Activities
Net income	$358	$452
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	386	360
Deferred income taxes and investment tax credits	229	268
Equity losses	20	5
Fixed-price contracts and other derivatives	(35)	(106)
Other	46	(22)
Net change in other working capital components	84	84
Insurance receivable for Aliso Canyon costs	(29)	(15)
Changes in other assets	(107)	(41)
Changes in other liabilities	14	19
Net cash provided by operating activities	966	1,004

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,035)	(992)
Expenditures for investments and acquisitions, net of cash and cash equivalents acquired	(9,617)	(59)
Distributions from investments	8	17
Purchases of nuclear decommissioning trust assets	(210)	(350)
Proceeds from sales by nuclear decommissioning trusts	210	357
Advances to unconsolidated affiliates	(83)	(5)
Repayments of advances to unconsolidated affiliates	69	2
Other	26	4
Net cash used in investing activities	(10,632)	(1,026)

Cash Flows from Financing Activities
Common dividends paid	(194)	(176)
Issuances of mandatory convertible preferred stock, net of $32 in offering costs	1,693	—
Issuances of common stock, net of $24 in offering costs	1,278	17
Repurchases of common stock	(19)	(14)
Issuances of debt (maturities greater than 90 days)	5,988	542
Payments on debt (maturities greater than 90 days)	(193)	(313)
Increase (decrease) in short-term debt, net	1,140	(97)
Settlement of cross-currency swaps	(33)	—
Other	(52)	(5)
Net cash provided by (used in) financing activities	9,608	(46)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	10

Decrease in cash, cash equivalents and restricted cash	(57)	(58)
Cash, cash equivalents and restricted cash, January 1	364	425
Cash, cash equivalents and restricted cash, March 31	$307	$367

(1)	As adjusted for the retrospective adoption of ASU 2016-18.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS

	Three months ended March 31,
(Dollars in millions)	2018	2017
	(unaudited)
Earnings (Losses)
Sempra Utilities:
San Diego Gas & Electric	$170	$155
Southern California Gas	225	203
Sempra Texas Utility	15	—
Sempra South American Utilities	46	47
Sempra Infrastructure:
Sempra Mexico	20	48
Sempra Renewables	21	11
Sempra LNG & Midstream	(16)	1
Parent and other	(134)	(24)
Total	$347	$441

	Three months ended March 31,
(Dollars in millions)	2018	2017
	(unaudited)
Capital Expenditures, Investments and Acquisitions
Sempra Utilities:
San Diego Gas & Electric	$475	$418
Southern California Gas	403	357
Sempra South American Utilities	56	43
Sempra Infrastructure:
Sempra Mexico	87	140
Sempra Renewables	31	69
Sempra LNG & Midstream	46	15
Parent and other	9,554	9
Total	$10,652	$1,051

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2018	2017

SDG&E and SoCalGas
Gas sales (Bcf)(1)	113	126
Transportation (Bcf)(1)	147	156
Total deliveries (Bcf)(1)	260	282

Total gas customer meters (thousands)	6,854	6,816

SDG&E
Electric sales (millions of kWhs)(1)	3,603	3,764
Direct access (millions of kWhs)	745	787
Total deliveries (millions of kWhs)(1)	4,348	4,551

Total electric customer meters (thousands)	1,449	1,436

Oncor(2)
Total deliveries (millions of kWhs)	6,655	—
Total electric customer meters (thousands)	3,572	—

Ecogas
Natural gas sales (Bcf)	6	8
Natural gas customer meters (thousands)	121	119

Chilquinta Energía
Electric sales (millions of kWhs)	798	811
Tolling (millions of kWhs)	62	20
Total deliveries (millions of kWhs)	860	831

Electric customer meters (thousands)	709	689

Luz Del Sur
Electric sales (millions of kWhs)	1,742	1,894
Tolling (millions of kWhs)	558	445
Total deliveries (millions of kWhs)	2,300	2,339

Electric customer meters (thousands)	1,109	1,080

ENERGY-RELATED BUSINESSES

Power generated and sold (millions of kWhs)
Sempra Mexico(3)	1,221	1,055
Sempra Renewables(4)	1,192	1,014

(1)	Includes intercompany sales.

(2)
Includes 100 percent of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an 80.25-percent interest through our March 2018 acquisition of our equity method investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings).

(3)
Includes power generated and sold at the Termoeléctrica de Mexicali natural gas-fired power plant, which is currently held for sale, and the Ventika wind power generation facilities. Also includes 50 percent of total power generated and sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.

(4)
Includes 50 percent of total power generated and sold related to solar and wind projects in which Sempra Energy has a 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.